UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934
(Amendment No.     )

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1

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 20, 2008. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The following materials are available at www.fanniemae.com: Proxy Statement / 2007 Annual Report to Shareholders You can also view these materials at www.proxyvote.com with the 12 Digit Control number (located on the following page). If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make the request as instructed below on or before May 5, 2008. Shareholders may request paper copies of the proxy materials for the 2008 Annual Meeting of Shareholders or for all meetings. To request material: Internet: www.proxyvote.com Telephone: 1-800-579-1639 **Email: sendmaterial@proxyvote.com **If requesting material by e-mail please send a blank e-mail with the 12 Digit Control number (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. Mailstop: 1H-2S/05 3900 Wisconsin Avenue NW FANNIE MAE Washington, DC 20016-2892 2008 Annual Meeting of Shareholders May 20, 2008 R1FMA1

Meeting Date, Time and Location

The Fannie Mae 2008 Annual Meeting of Shareholders

(For beneficial owners as of March 21, 2008)

To be held on May 20, 2008 at 10:00 A.M. (local time)

Location: The Westin New Orleans Canal Place
100 Rue Iberville
New Orleans, LA 70130

How To Vote In Person

Should you choose to attend the meeting and vote these shares in person, you will need personal identification and, unless you are a record holder of common stock, evidence of your ownership of Fannie Mae common stock as of the close of business on the record date, March 21, 2008. Please check the proxy statement for requirements for meeting attendance.

See the next page for Voting Items and instructions on How To Vote By Internet →

Meeting Directions

From the East

- Follow Interstate 10 West to New Orleans
- Take Exit 238B (Canal Street)
- Take a left on Canal Street and continue approximately 1 mile
- Pass Tchoupitoulas Street and make a U-turn
- Take a right on South Peters
- Turn right on Iberville and proceed to the hotel

From the North

- Follow Interstate 49 South towards Alexandria
- Merge onto Interstate 10 East towards Baton Rouge
- Take Exit 234B on the left towards Poydras St./Superdome
- Proceed straight onto Poydras
- Take a left onto S. Peters
- Take a right onto Iberville and proceed to the hotel

From the West

- Follow Interstate 10 East through the business district
- Take Exit 234B Poydras/Superdome
- Proceed approximately 1 mile
- Take a left on South Peters
- Cross Canal Street
- Take a right on Iberville and proceed to the hotel

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Voting items
The Board of Directors recommends a vote FOR Proposals 1 and 2. COMPANY PROPOSALS
1. Proposal to elect 12 directors
01) Stephen B. Ashley 07) Daniel H. Mudd 02) Dennis R. Beresford 08) Leslie Rahl 03) Louis J. Freeh 09) John C. Sites, Jr. 04) Brenda J. Gaines 10) Greg C. Smith 05) Karen N. Horn, Ph.D. 11) H. Patrick Swygert 06) Bridget A. Macaskill 12) John K. Wulff
2. Proposal to ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for 2008.
The Board of Directors recommends a vote AGAINST Proposal 3.
SHAREHOLDER PROPOSAL
3. Proposal to authorize cumulative voting.
How To Vote By Internet
To vote now by Internet, go to WWW.PROXYVOTE.COM.
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 19, 2008. Have your notice in hand when you access the web site and follow the instructions. No personal information other than the 12 Digit Control number (located to the right) is necessary to execute a proxy. R1FMA3